Exhibit d.(3)




                                  SPECIMEN

                       Auction Rate Municipal SHARES
                        Preferred Stock, Series W28

                       THE BLACKROCK MUNICIPAL TARGET
                              TERM TRUST INC.

                        INCORPORATED UNDER THE LAWS
                          OF THE STATE OF MARYLAND

                              SEE REVERSE FOR
                            CERTAIN DEFINITIONS

             THIS CERTIFICATE IS TRANSFERABLE CUSIP 09251L 308
                              IN NEW YORK, NY



 THIS CERTIFIES THAT CEDE & CO. IS THE OWNER OF ONE THOUSAND FIVE HUNDRED (1,500) FULLY PAID AND NON-ASSESSABLE SHARES OF AUCTION RATE MUNICIPAL PREFERRED STOCK, SERIES W28, PAR VALUE $.01 PER SHARE, LIQUIDATION PREFERENCE $50,000 PER SHARE PLUS AN AMOUNT EQUAL TO ACCUMULATED BUT UNPAID DIVIDENDS (WHETHER OR NOT EARNED OR DECLARED) THEREON PLUS THE PREMIUM, IF ANY, RESULTING FROM THE DESIGNATION OF A PREMIUM CALL PERIOD OF

               THE BLACKROCK MUNICIPAL TARGET TERM TRUST INC.

 transferable on the books of said Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

      This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

      In Witness Whereof, THE BLACKROCK MUNICIPAL TARGET TERM TRUST INC. has caused its corporate seal to be hereto affixed and this certificate to be executed in its name and behalf by its duly authorized officers.

 Dated:  November 21, 1991

                Countersigned and Registered:

                            BANKERS TRUST COMPANY
                            (New York) Transfer Agent President


                            By:___________________________
                               Authorized Signature


                            _______________________________


                            _______________________________
                               President


                            _______________________________
                               Treasurer


 THE TRANSFER OF THE SHARES OF AUCTION RATE MUNICIPAL PREFERRED STOCK REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS CONTAINED IN THE CORPORATION'S CHARTER, AND THE PURCHASER'S LETTERS REFERRED TO THEREIN. THE CORPORATION WILL FURNISH INFORMATION ABOUT SUCH RESTRICTION TO ANY STOCKHOLDER, WITHOUT CHARGE, UPON REQUEST TO THE SECRETARY OF THE CORPORATION.



               THE BLACKROCK MUNICIPAL TARGET TERM TRUST INC.



      A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each series to the extent that they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series, will be furnished by the Corporation to any stockholder, without charge, upon request to the Secretary of the Corporation at its principal office.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM -- as tenants in common

      UNIF GIFT MIN ACT--_____Custodian______

      TEN ENT--as tenants by the entireties (Cust) (Minor)

      JT TEN--as joint tenants with rights under Uniform Gifts of survivorship and not as to Minors Act ______ tenants in common (State)

      Additional abbreviations may also be used though not in the above list.

      For value received ____________ hereby sell, assign and transfer unto. Please insert social security or other identifying number of assignee ______.



                            /  /_________________________________________


                            ______________________________________________
                            (Please Print or Typewrite Name and Address,
                             Including Zip Code of Assignee)


 ___________ shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint
 _______________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


 Dated: _______________


 NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.